O S H K O S H       C O R P O R A T I O N

For more information contact:	Financial:	Patrick Davidson
Vice President, Investor Relations
(920) 966-5939
	Media:	Ann Stawski
Vice President, Marketing Communications
(920) 966-5959

OSHKOSH ANNOUNCES IMPROVED EPS AND DEBT REDUCTION
EXPECTATIONS FOR FISCAL FOURTH QUARTER

OSHKOSH, Wis. (September 26, 2008) – Oshkosh Corporation (NYSE: OSK), a leading manufacturer of specialty vehicles and vehicle bodies, announced today that it expects to report earnings per share (“EPS”) for its fourth fiscal quarter ending September 30, 2008 at or above the higher end of its previously announced EPS estimate range of $0.50 to $0.65. Furthermore, Oshkosh expects to reduce its debt to $2.80 — $2.85 billion at September 30, 2008 compared to its previous expectations of $2.85 — $2.90 billion due to cash flow from earnings and working capital initiatives.

“During the last several months, we have improved our cost structure by downsizing our workforce approximately 10% and lowering discretionary spending. We have been reducing our working capital by selling excess inventory, rationalizing production and pursuing receivables initiatives. These swift and decisive actions should help us to remain competitive in fiscal 2009,” said Robert G. Bohn, chairman and chief executive officer of Oshkosh Corporation.

“Our ability to generate strong cash flow from earnings and working capital initiatives has driven better than anticipated debt reduction in the fourth quarter, and we expect to exit fiscal year 2008 with debt in the range of $2.80 — $2.85 billion,” said Bohn. “With a defense business that we believe will grow, and a sharper focus on cash flow generation, we expect to drive significant cash flow and debt reduction in fiscal 2009 in spite of challenging market conditions and exit fiscal 2009 with a stronger balance sheet.”

The Company has a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above its disclosed projections, then the Company does not publicly disseminate that fact. Today’s announcement is an extraordinary exception to that policy in light of existing market conditions. The Company expects to release fiscal fourth quarter and full-year 2008 results on November 3, 2008 and plans to discuss its expectations for fiscal 2009 at that time.

####

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, BAI™, Oshkosh Specialty Vehicles, Frontline™, SMIT™, Geesink™, Norba™, Kiggen™, CON-E-CO®, London® and IMT®.

The Oshkosh brands are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

For more information, log on to www.oshkoshcorporation.com.

Forward-Looking Statements

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital spending and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “expects,” “intends,” “estimates,” “anticipates,” or “believes” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of the Company’s financial leverage position and the level of associated borrowing costs; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during a recession, which many believe the U.S. economy has already entered; the Company’s ability to offset rising steel, fuel and other costs through other cost decreases or product selling price increases; risks related to reductions in government expenditures and the uncertainty of government contracts; risks associated with international operations and sales, including foreign currency fluctuations; and the Company’s ability to turn around its Geesink Norba Group business. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.

####